SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2019

                 BRIDGELINE DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

100 Summit Drive

Burlington, MA 01803

(Address of principal executive offices, including zip code)

     (781) 376-5555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Exchange Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 1, 2019 (the “Effective Date”), Bridgeline Digital, Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to its Amended and Restated Certificate of Incorporation (the “Charter”), a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K, with the Secretary of State of Delaware to effect a reverse stock split of both the Company’s issued and outstanding and authorized shares of common stock, par value $0.001 per share (“Common Stock”), at a ratio of one (1) share of Common Stock for every fifty (50) shares of Common Stock, effective as of 11:00 p.m. Eastern Time on the Effective Date (the “Reverse Split”).

Pursuant to a special meeting of the stockholders held on April 26, 2019, and as reported in the Current Report on Form 8-K filed by the Company on April 26, 2019, the Company’s stockholders, by an affirmative vote of the majority of holders of the Company’s outstanding shares of voting stock, approved the amendment to the Company’s Charter and authorized the Company’s Board of Directors (the “Board”) to effectuate the Reverse Split on or before December 31, 2019. As a result of the stockholder approval, the Board therefore determined it to be in the best interest of the Company to effect the Reverse Split.

As a result of the Reverse Split, and pursuant to its Charter, each fifty (50) shares of Common Stock both authorized pursuant to its Charter and outstanding and held of record by each stockholder of the Company (including treasury shares) immediately prior to the Effective Date shall be reclassified and combined into one (1) share of Common Stock upon the Effective Date and shall represent one (1) share of Common Stock from and after the Effective Date. As a result, the number of shares of Common Stock authorized for issuance under the Charter shall be decreased to Fifty Million (50,000,000).

No fractional shares of Common Stock will be issued in connection with the Reverse Split; instead, any stockholder who would otherwise be entitled to receive a fractional share of Common Stock as a result of the Reverse Split shall be entitled to receive a cash payment in lieu thereof based on the average of the closing sales prices of a share of the Company’s Common Stock on the Nasdaq Capital Market during regular trading hours for the five consecutive trading days immediately preceding the Effective Date.

The Common Stock will begin trading on a Reverse Split-adjusted basis on the Nasdaq Capital Market on May 2, 2019. The trading symbol for the Common Stock will remain “BLIN”; provided, however, that the Company’s Common Stock will trade under the ticker symbol “BLIND” for the twenty business days following the Effective Date, after which time the “D” will be removed. The new CUSIP number for the Common Stock following the Reverse Stock Split is 10807Q700.

Item 9.01   Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as filed on May 1, 2019 with the State of Delaware.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC. (Registrant)

By:	/s/ Carole Tyner
Carole Tyner
Chief Financial Officer

Date: May 1, 2019